2285-02


American Trans Air, Inc.
7337 West Washington St.
Indianapolis International Airport
Indianapolis, Indiana  46231


     Subject: Spares Initial Provisioning

     Reference:  Purchase  Agreement 2285 (the Purchase  Agreement)  between The
Boeing Company (Boeing) and American Trans Air, Inc. (Customer) relating to Model 757-33N aircraft (the Aircraft)


This Letter Agreement is entered into on the date below, and amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.


1.           APPLICABILITY.
             -------------

             This letter will apply to initial provisioning for the Model 757-33N Aircraft purchased by Customer under the Purchase Agreement.


2.           INITIAL PROVISIONING MEETING.
             ----------------------------

             Boeing will conduct an initial provisioning meeting (Initial Provisioning Meeting) with Customer to establish mutually agreeable procedures to accomplish Customer's initial provisioning of spare parts for the Aircraft. The parties will agree, during the Initial Provisioning Meeting on the operational data to be provided by Customer for Boeing's use in preparing its quantity recommendations for initial provisioning of spare parts for the Aircraft, exclusive of special tools, ground support equipment, engines and engine parts (Provisioning Items). Such operational data to be provided by Customer will be the data described in Chapter 6 of Boeing Manual D6-81834, entitled "Spares Provisioning Products Guide" (Boeing Spares Provisioning Products Guide) which will be furnished to Customer prior to the Initial Provisioning Meeting. The parties will also agree on the provisioning documentation to be provided by Boeing as described in Boeing Spares Provisioning Products Guide (such data will be hereinafter referred to collectively as the "Provisioning Data"). Boeing will provide instruction in the use of the initial provisioning documentation. This instruction will be provided in conjunction with the Initial Provisioning Meeting. In addition, the parties will discuss spares ordering procedures and other matters related to the provisioning for the Aircraft. The time and location for such Initial Provisioning Meeting will be mutually agreed upon between the parties; however, Boeing and Customer will use their best efforts to convene such meeting within 30 days after execution of the Purchase Agreement.


3.           INITIAL PROVISIONING DOCUMENTATION.
             ----------------------------------

             3.1 PROVISIONING DATA. Boeing will furnish Provisioning Data to Customer on or about August 25, 2000. The Provisioning Data will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning for the Aircraft. The Provisioning Data will set forth the prices for Provisioning Items which are Boeing Spare Parts and such prices will be firm and remain in effect until the date or dates set forth below in Paragraph 4.1, BOEING SPARE PARTS, by which orders must be placed with Boeing. Boeing will, from time to time, until a date approximately 90 days following delivery of the last Aircraft or until the delivery configuration of each of the Aircraft is reflected in the Provisioning Data, whichever is later, furnish to Customer revisions to the Provisioning Data.

             3.2  PROVISIONING  IPC.  Boeing will,  on or about August 18, 2000;
furnish to Customer a Boeing Illustrated Parts Catalog (IPC), hereinafter referred to as the "Provisioning IPC". The Provisioning IPC will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning for the Aircraft. Boeing will, from time to time, until a date approximately 90 days following delivery of the last
Aircraft, or until the delivery configuration of each of the Aircraft is reflected in the Provisioning IPC, whichever is later, furnish to Customer revisions to the Provisioning IPC.

             3.3         BUYER FURNISHED EQUIPMENT (BFE) PROVISIONING DATA.
                         -------------------------------------------------

     3.3.1 BOEING'S RESPONSIBILITY. Boeing will include BFE end -items in the Provisioning Data and Provisioning IPC for BFE installed on Customer's Aircraft provided such equipment has been installed on other Aircraft by Boeing and Boeing has data on the BFE.

     3.3.2 CUSTOMER'S RESPONSIBILITY. Customer will be responsible for ensuring BFE data is provided to Boeing by the BFE supplier in a format acceptable to Boeing for BFE not covered by 3.3.1 above. If the data is not provided to Boeing in a timely manner and in a format acceptable to Boeing, such BFE equipment will not be included in Boeing's Provisioning Data or IPC.

     3.4 OTHER DATA. Boeing will submit to Customer listings of Raw Materials, Standard Parts and Bulk Materials to be used by Customer in the maintenance and repair of the Aircraft.


4. PURCHASE FROM BOEING OF SPARE PARTS AS INITIAL PROVISIONING FOR THE AIRCRAFT.
  ---------------------------------------------- -----------------------------

             4.1 BOEING SPARE PARTS. Customer will place orders for Provisioning Items by November 17, 2000, provided, however, that in those instances where Boeing submits any revision to the Provisioning Data, Customer will place orders for Boeing Spare Parts covered by such revision within 60 days following the date of such submittal. At Customer's request, Boeing will process "controlled shipments" by shipping full or partial quantities of an order on a schedule specified by Customer, provided the final shipment is made no later than 24 months after receipt of the order.

             4.2 SUPPLIER PROVISIONING ITEMS. Customer may place orders with Boeing for Provisioning Items which are manufactured by suppliers or to their detailed design and are covered by the Provisioning Data as initial provisioning for the Aircraft. The price to Customer for any such supplier Provisioning Item will be 112% of the supplier's quoted price to Boeing therefor. If Customer elects to purchase such supplier Provisioning Items from Boeing, Customer will place its orders therefor in accordance with the provisions of Paragraph 4.1, BOEING SPARE PARTS.

             4.3 GROUND SUPPORT EQUIPMENT AND SPECIAL TOOLS. Customer may place orders with Boeing for ground support equipment (GSE) and special tools manufactured by suppliers which Customer determines it will initially require for maintenance, overhaul and servicing of the Aircraft and/or engines. The price to Customer for such GSE or special tools will be one hundred twelve percent (112%) of the supplier's quoted price to Boeing therefor. If Customer elects to purchase such GSE and special tools from Boeing, Customer will place its orders therefor by the date set forth in Paragraph 4.1, BOEING SPARE PARTS or such later date as the parties may mutually agree.

             4.4 SPARE ENGINES AND ENGINE SPARE PARTS. Customer may place orders with Boeing for spare engines and/or engine spare parts which Customer determines it will initially require for support of the Aircraft or for maintenance and overhaul of the engines. The price to Customer for such spare engines or such engine spare parts, will be 105% of the engine manufacturer's quoted price to Boeing for the engine, and 112% of the engine manufacturer's quoted price to Boeing for the engine spare parts. If Customer elects to purchase such spare engines or engine spare parts through Boeing, Customer will place its orders on a date to be mutually agreed upon during the Initial Provisioning Meeting.

             4.5 QEC KITS. Boeing will, on or about June 30, 2000, furnish to Customer a listing of all components which could be included in the Quick Engine Change (QEC) kits which may be purchased by Customer from Boeing. Customer agrees to review such listing and indicate by marking on one copy of such listing those components that Customer desires included in its QEC kits. Customer will return such marked copy to Boeing within 30 days after Customer's receipt of such listing. Within 30 days after Boeing's receipt of such marked copy, Boeing will republish such listing to reflect only those components selected by Customer and will provide copies of such republished listing to Customer. Boeing will from time to time furnish revisions to such republished listing until a date approximately 90 days after delivery of the last QEC kit ordered by Customer for the Aircraft. Boeing will furnish to Customer as soon as practicable a statement setting forth a firm price for the QEC kit configuration selected by Customer. Customer agrees to place orders with Boeing for the QEC kits for the Aircraft by August 25, 2000.

             4.6 PAYMENT FOR PROVISIONING ITEMS. The payment provisions of the Customer Services General Terms Agreement (CSGTA) between Boeing and Customer will be applicable to Provisioning Items ordered by Customer from Boeing for the Aircraft.


5.           DELIVERY.
             --------

             Boeing will, insofar as reasonably possible, deliver to Customer the Spare Parts ordered by Customer in accordance with the provisions of this letter on dates reasonably calculated to conform to Customer's anticipated needs in view of the scheduled deliveries of the Aircraft. Customer and Boeing will agree upon the date to begin delivery of the Provisioning Spare Parts ordered in accordance with this letter. Where appropriate, Boeing will arrange for shipment of such Spare Parts, which are manufactured by suppliers, directly to Customer from the applicable supplier's facility. The routing and method of shipment for initial deliveries and all subsequent deliveries of such Spare Parts will be as mutually agreed between Boeing and Customer.


6.           SUBSTITUTION FOR OBSOLETE SPARE PARTS.
             -------------------------------------

             6.1 OBLIGATION TO SUBSTITUTE. In the event that, prior to delivery of the first Aircraft pursuant to the Purchase Agreement, any Spare Part purchased by Customer from Boeing in accordance with this letter is rendered obsolete or unusable due to the redesign of the Aircraft or of any accessory, equipment or part therefor, (other than a redesign at Customer's request), Boeing will deliver to Customer new and usable Spare Parts in substitution for such obsolete or unusable Spare Parts and Customer will return the obsolete or unusable Spare Parts to Boeing. Boeing will credit Customer's account with Boeing with the price paid by Customer for any such obsolete or unusable Spare Part and will invoice Customer for the purchase price of any such substitute Spare Part delivered to Customer.

             6.2 DELIVERY OF OBSOLETE SPARE PARTS AND SUBSTITUTES THEREFOR. Obsolete or unusable Spare Parts returned by Customer pursuant to this Item will be delivered to Boeing at its Seattle Distribution Center, or such other destination as Boeing may reasonably designate. Spare Parts substituted for such returned obsolete or unusable Spare Parts will be delivered to Customer at Boeing's Seattle Distribution Center, or such other Boeing shipping point as Boeing may reasonably designate. Boeing will pay the freight charges for the shipment from Customer to Boeing of any such obsolete or unusable Spare Part and for the shipment from Boeing to Customer of any such substitute Spare Part.


7.           REPURCHASE OF PROVISIONING ITEMS.
             --------------------------------

             7.1 OBLIGATION TO REPURCHASE. During a period commencing 1 year after delivery of the first Aircraft under the Purchase Agreement, and ending 5 years after such delivery, Boeing will, upon receipt of Customer's written request and subject to the exceptions in Paragraph 7.2, EXCEPTIONS, repurchase unused and undamaged Provisioning Items which (i) were recommended by Boeing in the Provisioning Data as initial provisioning for the Aircraft, (ii) were purchased by Customer from Boeing, and (iii) are surplus to Customer's needs.

             7.2 EXCEPTIONS. Boeing will not be obligated under Paragraph 7.1, OBLIGATION TO REPURCHASE, to repurchase any of the following: (i) quantities of Provisioning Items in excess of those quantities recommended by Boeing in the Provisioning Data for the Aircraft, (ii) QEC Kits, Bulk Material Kits, Raw Material Kits, Service Bulletin Kits, Standards Kits and components thereof (except those components listed separately in the Provisioning Data), (iii) Provisioning Items for which an order was received by Boeing more than 5 months after delivery of the last Aircraft, (iv) Provisioning Items which have become obsolete or have been replaced by other Provisioning Items as a result of (a) Customer's modification of the Aircraft or (b) design improvements by Boeing or the supplier (other than Provisioning Items which have become obsolete because of a defect in design if such defect has not been remedied by an offer by Boeing or the supplier to provide no charge retrofit kits or replacement parts which correct such defect), and (v) Provisioning Items which become excess as a result of a change in Customer's operating parameters, provided to Boeing pursuant to the Initial Provisioning meeting in Paragraph 2, which were the basis of Boeing's initial provisioning recommendations for the Aircraft.

             7.3 NOTIFICATION AND FORMAT. Customer will notify Boeing, in writing, when Customer desires to return Provisioning Items which Customer's review indicates are eligible for repurchase by Boeing under the provisions of this Repurchase of Provisioning Items paragraph. Customer's notification will include a detailed summary, in part number sequence, of the Provisioning Items Customer desires to return. Such summary will be in the form of listings, tapes, diskettes or other media as may be mutually agreed between Boeing and Customer, and will include part number, nomenclature, purchase order number, purchase order date and quantity to be returned. Within 5 business days after receipt of Customer's notification, Boeing will advise Customer, in writing, when Boeing's review of such summary will be completed.

             7.4 REVIEW AND ACCEPTANCE BY BOEING. Upon completion of Boeing's review of any detailed summary submitted by Customer pursuant to Paragraph 7.3, Boeing will issue to Customer a Material Return Authorization (MRA) for those Provisioning Items Boeing agrees are eligible for repurchase in accordance with this Repurchase of Provisioning Items paragraph. Boeing will advise Customer of the reason that any spare part included in Customer's detailed summary is not eligible for return. Boeing's MRA will state the date by which Provisioning Items listed in the MRA must be redelivered to Boeing and Customer will arrange for shipment of such Provisioning Items accordingly.

             7.5 PRICE AND PAYMENT. The price of each Provisioning Item repurchased by Boeing pursuant to this Repurchase of Provisioning Items paragraph will be an amount equal to 100% of the original invoice price thereof. In the case of Provisioning Items manufactured by a supplier which were purchased pursuant to Paragraph 4, PURCHASE FROM BOEING OF SPARE PARTS AS INITIAL PROVISIONING FOR THE AIRCRAFT, hereof the repurchase price will not include Boeing's 12% handling charge. Boeing will pay the repurchase price by issuing a credit memorandum in favor of Customer which may be applied against amounts due Boeing for the purchase of aircraft, Spare Parts, services or data.

             7.6 DELIVERY OF PROVISIONING ITEMS. Provisioning Items repurchased by Boeing pursuant to this Repurchase of Provisioning Items paragraph will be delivered to Boeing F.O.B. at its Seattle Distribution Center, or such other destination as Boeing may reasonably designate. Customer will pay the freight charges for the shipment from Customer to Boeing of any such Provisioning Items.


8. OBSOLETE SPARE PARTS AND SURPLUS PROVISIONING ITEMS - TITLE AND RISK OF LOSS.
  ----------------------------------------------------------------------------

             Title to and risk of loss of any obsolete or unusable Spare Parts returned to Boeing pursuant to Paragraph 6, SUBSTITUTION FOR OBSOLETE SPARE PARTS, will pass to Boeing upon delivery thereof to Boeing. Title to and risk of loss of any Spare Part substituted for an obsolete or unusable Spare Part pursuant to Paragraph 6, SUBSTITUTION FOR OBSOLETE SPARE PARTS, will pass to Customer upon delivery thereof to Customer. Title to and risk of loss of any Provisioning Item repurchased by Boeing pursuant to Paragraph 7, REPURCHASE OF PROVISIONING ITEMS, will pass to Boeing upon delivery thereof to Boeing. With respect to the obsolete or unusable Spare Parts which may be returned to Boeing and the Spare Parts substituted therefor, pursuant to Paragraph 6, and the Provisioning Items which may be repurchased by Boeing, pursuant to Paragraph 7, the party which has risk of loss of any such Spare Part or Provisioning Item will have the responsibility of providing any insurance coverage for it desired by such party.


9.           SUPPLIER SUPPORT.
             ----------------

             Boeing has entered, or anticipates entering, into product support agreements with suppliers (Boeing Suppliers) of major system components manufactured by such Suppliers to be installed on the Aircraft (Supplier Components). Such product support agreements commit, or are expected to commit, the Boeing Suppliers to provide to Boeing's customers and/or such customer's designees support services with respect to the Supplier Components which can be reasonably expected to be required during the course of normal operation. This support includes but is not limited to shelf-stock of certain spare parts, emergency spare parts, timely delivery of spare parts, and technical data related to the Supplier Components. Copies of such product support agreements will be provided to Customer on or about September 22, 2000, in Boeing Document D6-56115, Volumes 1 and 2. In the event Customer has used due diligence in attempting to resolve any difficulty arising in normal business transactions between Customer and a Boeing Supplier with respect to product support for a Supplier Component manufactured by such Supplier and if such difficulty remains unresolved, Boeing will, if requested by Customer, assist Customer in resolving such difficulty. Assistance will be provided by the Customer Supplier Services organization.


10.          TERMINATION FOR EXCUSABLE DELAY.
             -------------------------------

             In the event of termination of the Purchase Agreement with respect to any Aircraft pursuant to Article 7 of the AGTA, such termination will, if Customer so requests by written notice received by Boeing within 15 days after such termination, also discharge and terminate all obligations and liabilities of the parties as to any Spare Parts which Customer had ordered pursuant to the provisions of this letter as initial provisioning for such Aircraft and which are undelivered on the date Boeing receives such written notice.


Very truly yours,

THE BOEING COMPANY



By
  ------------------------------------------

Its           ATTORNEY-IN-FACT
   --------------------------------------


ACCEPTED AND AGREED TO this

Date:                                , 2000
      -------------------------------

AMERICAN TRANS AIR, INC.



By
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Its
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